Exhibit (j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectus of Scudder U.S. Governement Securities Fund Class A, B, C and I and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information of Scudder U.S. Government Securities Fund Class A, B, C, and I included in Post-Effective Amendment No. 33 to the Registration Statement (Form N-1A, No. 2-57937) of Scudder U.S. Government Securities Fund.

We also consent to the incorporation by reference into the Statement of Additional Information of Scudder U.S. Government Securities Fund Class A, B, C and I of our report date December 14, 2001 with respect to the financial statements and financial highlights of the Scudder U.S. Government Securities Fund, included in the October 31, 2001 annual report.

                                                        /s/Ernst & Young
                                                        --------------------
                                                        Ernst & Young LLP


Boston, Massachusetts
January 30, 2002